News Release
BIOSCRIP ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
Reports $6.6 million of special charges related to merger and re-branding efforts
Elmsford, NY and Minneapolis, MN – August 4, 2005 – BioScrip, Inc. (NASDAQ: BIOS) today reported second quarter 2005 revenue of $286.6 million and a loss per share of $0.10 including special charges totaling $6.6 million ($4.2 million net of taxes), or $0.12 per share. Excluding these charges, earnings per share for the quarter would have been $0.02.
“Our strategy of expanding therapies through our community pharmacies has commenced,” stated Henry F. Blissenbach, BioScrip’s President and Chief Executive Officer. “We are on track to meet our integration and cost savings targets, with at least $10 million in annual cost savings as we start 2006. However, in the second quarter, we had increased costs as a result of duplicate expenses that were, in fact, planned. We are on track with our first quarter 2006 financial expectations.”
Mr. Blissenbach continued, “We have also decided to drive our marketing strategy to a single brand, BioScrip, resulting in a $5.8 million non-cash charge to write-off tradename intangible assets associated with previous brands. We are confident that a unified marketing theme utilizing the BioScrip name will provide value and clarity in all the markets we serve. In addition to the tradename charge, we incurred $0.8 million in merger and related costs in the quarter.”
Second Quarter GAAP Reported Results
Revenue for the second quarter of 2005 increased 86% to $286.6 million, compared to $154.1 million reported in the second quarter of 2004. Revenue was up due to the acquisition of Chronimed Inc. on March 12, 2005, the results of which are not included in last year’s second quarter 2004 results. Net loss was $3.5 million or $0.10 per share for the second quarter of 2005, compared with net income of $1.9 million, or $0.09 per share, for the second quarter of 2004. Net income decreased due primarily to special charges, gross margin pressures in the Specialty Services segment, increased amortization expense from the merger, and duplicative operating expenses to be eliminated as part of the cost savings efforts. Special charges for the second quarter of 2005 include $5.8 million for the write-off of tradename intangible assets and $0.8 million for merger and related expenses totaling $6.6 million ($4.2 million net of taxes), or $0.12 per share. Second quarter GAAP reported results are provided in Schedules 1, 2 and 3 attached to this press release.
Second Quarter Adjusted Results (1)
Second quarter non-GAAP adjusted financial results and reconciliations to GAAP financial results are provided in Schedules 4 through 9 attached to this press release. These financial results reflect operations as if the merger were completed at the beginning of each period presented and exclude special charges.

August 4, 2005

Revenue for second quarter 2005 decreased 8% to $286.6 million, compared to $311.8 million in the second quarter of 2004. Second quarter 2005 Specialty Services revenue declined $25.0 million or 11% to $193.1 million compared to $218.1 million for the same period last year, due primarily to the loss of the Aetna specialty pharmacy distribution contract that ended February 28, 2005. Revenue from Aetna was approximately $31 million in last year’s second quarter. PBM Services revenue, which includes traditional mail service, decreased slightly for the second quarter 2005 to $93.5 million compared to $93.7 million for the same period last year. PBM Services was impacted negatively by the loss of previously disclosed contracts, offset by continued growth from core customers.
Gross profit for second quarter 2005 was $30.5 million, or 10.6% of revenue compared to $33.6 million, or 10.8% of revenue during the same period last year, due primarily to gross margin pressures in Specialty Services, particularly specialty mail and infusion. Selling, general and administrative expenses were $27.6 million for second quarter 2005 compared to $26.2 million for the same period a year ago. The majority of cost savings expected from the merger are not yet reflected in the second quarter 2005 spending rate. Amortization expense was $2.0 million for the second quarter 2005 compared to $0.8 million last year, reflecting the increased amortization coming from the intangible assets acquired from Chronimed Inc. in the merger. Adjusted operating income for the second quarter 2005 decreased 85% to $1.0 million, before special charges, compared to $6.7 million for the same period a year ago.
Net income for the second quarter 2005, before special charges, was $0.6 million, or $0.02 per share compared to $4.0 million or $0.11 per share for second quarter 2004.
Mr. Blissenbach commented further, “I am especially pleased with our restructuring progress. Our sales and marketing team has targeted key physicians, clinics and hospitals in driving our community pharmacy initiative. We rolled out our expanded product line of HIV, oncology, transplant and other key injectables to four community pharmacies in July, and expect to implement eight more by year end. This initiative, along with better performance in our mail and PBM businesses, will drive revenue growth in 2006.”
“Our spending actions will begin to show benefits in the second half, particularly in the fourth quarter, as we move through our integration plan. Our mail service consolidation in second quarter and our Finance, IT and corporate function integrations through fourth quarter will improve our spending performance as we enter 2006,” concluded Blissenbach.
Financial Outlook
Calendar Year 2005
The Company anticipates revenue for 2005 to be $1.17 to $1.18 billion, with revenue of $580 to $590 million in the second half of 2005; earnings before interest, taxes, depreciation and amortization (EBITDA) for 2005 of $18 to $19 million before special charges, with $8 to $9 million of EBITDA in the second half of 2005; and total year adjusted EPS of $0.15 to $0.17 before special charges, with $0.05 to $0.07 EPS in the second half of 2005. Also, the Company expects that special charges related to the merger and branding will continue through first quarter March 2006.

August 4, 2005

The above financial outlook assumes that the MIM and Chronimed merger was completed January 1, 2005, excludes special charges, and is consistent with the financial presentation in Schedules 4 and 7 attached to this press release.
First Quarter 2006
The Company expects first quarter March 2006 revenue of approximately $303 to $308 million, EBITDA of $8.5 to $9.5 million, and EPS of $0.08 to $0.10, based on first quarter 2006 shares outstanding of 37.5 to 38.0 million and an effective tax rate of 39%.
Conference Call Information
BioScrip will hold a conference call to discuss second quarter 2005 financial results on Thursday, August 4, 2005 at 10:00 a.m. EDT. To access the live conference call, dial 212-231-6027 at least five to ten minutes prior to the scheduled time and follow the operator’s instructions. The conference call will also be webcast live over the Internet. To access the live webcast, visit the BioScrip website at www.bioscrip.com and follow the logon prompts.
If you are unable to listen to the live call, a webcast replay will be archived on the BioScrip website. In addition, a recording of the conference call will be available for a 24-hour period beginning at 12:00 p.m. EDT August 4 through 12:00 p.m. EDT August 11, 2005. To access the replay of the call, dial 800-633-8284 or 402-977-9140, and enter reservation number 21252717.
About BioScrip, Inc.
BioScrip provides comprehensive pharmaceutical care solutions. We partner with healthcare payors, pharmaceutical manufacturers, government agencies, physicians, and patients to deliver cost effective programs that enhance the quality of patient life. We focus our products and services in two core areas: Specialty medication distribution and clinical management services, both nationally and community-based; and Pharmacy Benefit Management services. Our specialty medication distribution capabilities include condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as HIV/AIDS, Cancer, Infusion IVIG, Hepatitis C, Rheumatoid Arthritis, Multiple Sclerosis, and Transplantation. Our complete pharmacy benefit management programs include customized benefit plan design, pharmacy network management and sophisticated reporting capabilities that deliver improved clinical and economic outcomes. In addition, we have 30 community pharmacy locations in 25 major metropolitan markets across the U.S., providing nationwide access and clinical management capabilities in a high-touch community-based environment.
Forward Looking Statements
This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the

August 4, 2005

future operating performance of the Company and our success with respect to the integration and consolidation. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.
Notes to Press Release Tables
On March 12, 2005 we completed our merger with Chronimed Inc. The accompanying balance sheet (Schedule 2) as of June 30, 2005, reflects the impact of this transaction and the preliminary allocation of the purchase price to the net assets from Chronimed Inc. This purchase price allocation is based on an independent valuation and management’s assessment of that valuation. We anticipate that some adjustments may need to be made to this purchase price allocation as certain assets acquired in the merger are settled through March 2006.
BioScrip financial results include Chronimed Inc. financial results for the nineteen days ended March 31, 2005 and the three months ended June 30, 2005. Actual GAAP reported financial results are provided in Schedules 1, 2 and 3 attached to this press release. To assist you in understanding the impact of the merger with Chronimed, we have prepared the attached schedules 4 and 7 to reflect the combined adjusted results of operations of BioScrip, Inc. (formerly MIM Corporation) and Chronimed as if the merger with Chronimed had been completed at the beginning of each period presented, without special charges. This press release also includes certain non-GAAP financial measures as defined under Regulation G. As required by Regulation G, we have provided in Schedules 5, 6, 8 and 9 to this press release a reconciliation of those measures to the most comparable GAAP financial measures.
(1)	See Table of Reconciliations on Schedules 5, 6, 8 and 9 for the differences between the non-GAAP financial measures and the most directly comparable GAAP financial measures. As required by Regulation G, the Company has provided a quantitative comparison between GAAP and disclosed non-GAAP financial measures. The non-GAAP measures presented provide important insight into the ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expense, operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), net income and earnings per share.
Contact
Brad Schumacher
Investor Relations
BioScrip, Inc.
952-979-3942
bschumacher@bioscrip.com
(more)

August 4, 2005

Schedule 1
BIOSCRIP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005 (a)	2004 (b)	2005 (c)	2004 (b)

Revenue	$286,617	$154,125	$475,015	$302,178

Cost of revenue	256,104	137,275	424,055	268,364

Gross profit	30,513	16,850	50,960	33,814
% of Revenue	10.6%	10.9%	10.7%	11.2%

Operating expenses
Selling, general and administrative expenses	27,587	12,607	43,872	25,102
Amortization of intangibles	1,956	768	2,847	1,408
Special charges	6,633	—	7,020	—

Total operating expenses	36,176	13,375	53,739	26,510
% of Revenue	12.6%	8.7%	11.3%	8.8%

(Loss) income from operations	(5,663)	3,475	(2,779)	7,304
% of Revenue	-2.0%	2.3%	-0.6%	2.4%

Interest income (expense), net	12	(231)	(141)	(427)

(Loss) income before income taxes	(5,651)	3,244	(2,920)	6,877
Income tax benefit (expense)	2,111	(1,298)	1,047	(2,751)

Net (loss) income	$(3,540)	$1,946	$(1,873)	$4,126

% of Revenue	-1.2%	1.3%	-0.4%	1.4%

Basic net (loss) income per share	$(0.10)	$0.09	$(0.06)	$0.19
Diluted net (loss) income per share	$(0.10)	$0.09	$(0.06)	$0.18

Basic weighted-average shares	36,829	22,214	31,238	22,187
Diluted weighted-average shares	36,829	22,780	31,238	22,724

Supplemental presentation of non-GAAP financial measures:
(Loss) Income from Operations	$(5,663)	$3,475	$(2,779)	$7,304
Addbacks:
Amortization	1,956	768	2,847	1,408
Depreciation	897	490	1,538	1,045

EBITDA (Earnings before interest, taxes, depreciation and amort.)	$(2,810)	$4,733	$1,606	$9,757

(a)	Reflects the full quarter results of operations of BioScrip which was formed by the merger of MIM and Chronimed on March 12, 2005.

(b)	Includes the results of operations of MIM only for the period presented.

(c)	Includes the results of operations of MIM for the full six months and of Chronimed from March 13, 2005 through June 30, 2005.

August 4, 2005

Schedule 2
BIOSCRIP, INC.
Consolidated Balance Sheets
(in thousands)

	June 30,
	2005	December 31,
	(unaudited)	2004

ASSETS
Current assets
Cash and cash equivalents	$5,443	$2,957
Accounts receivable (net of allowances of $3,989 and $3,240, respectively)	109,137	65,439
Inventory	23,484	11,897
Prepaid expenses	2,618	2,112
Short term deferred taxes	5,713	2,798

Total current assets	146,395	85,203

Property and equipment, net	8,018	4,300
Long term deferred taxes, net	—	2,383
Goodwill	116,245	74,874
Intangible assets, net	18,540	17,583
Deferred acquisition costs	—	1,702
Other assets, net	710	427

Total assets	$289,908	$186,472

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Line of credit	$—	$7,303
Accounts payable	30,263	20,012
Claims payable	26,917	28,659
Payables to plan sponsors	2,167	2,217
Accrued expenses	11,528	12,598

Total current liabilities	70,875	70,789

Deferred taxes	2,529	—
Shareholders’ equity
Common stock, issued and outstanding shares — 36,901 and 22,307 shares outstanding at June 30, 2005 and December 31, 2004, respectively	4	2
Treasury stock, 2,198 shares at cost at June 30, 2005 and December 31, 2004, respectively	(8,002)	(8,002)
Additional paid-in capital	233,723	131,031
Accumulated deficit	(9,221)	(7,348)

Total shareholders’ equity	216,504	115,683

Total liabilities and shareholders’ equity	$289,908	$186,472

August 4, 2005

Schedule 3
BIOSCRIP, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,	June 30,
	2005	2004

Operating activities
Net (loss) income	$(1,873)	$4,126

Adjustments to reconcile income to net cash provided by (used in) operating activities:
Depreciation	1,538	1,045
Amortization	2,847	1,408
Tradename write-off	5,756	—
Issuance of stock to employees	57	44
Provision for losses on receivables	2,018	776
Changes in operating assets and liabilities:
Accounts receivable	(3,057)	(3,683)
Inventory	(1,926)	1,681
Prepaid expenses and other current assets	772	768
Accounts payable	5,176	(3,278)
Claims payable	(1,742)	2,799
Payables to plan sponsors and others	(49)	(8,592)
Accrued expenses	(17,838)	103

Net cash used in operating activities	(8,321)	(2,803)

Investing activities
Purchases of property and equipment	(1,486)	(355)
Costs of acquisitions, net of cash acquired	16,992	(14,256)
Decrease (increase) in other assets	1,563	(24)

Net cash provided by (used in) investing activities	17,069	(14,635)

Financing activities
(Repayments) borrowings on line of credit	(7,303)	10,585
Principal payments on capital lease obligations	(34)	(197)
Principal payments on short term debt	—	(467)
Proceeds from exercise of stock options	1,075	588

Net cash provided by (used in) financing activities	(6,262)	10,509

Increase (decrease) in cash and cash equivalents	2,486	(6,929)
Cash and cash equivalents at beginning of year	2,957	9,428

Cash and cash equivalents at end of period	$5,443	$2,499

August 4, 2005

Schedule 4
BIOSCRIP, INC.
Consolidated Adjusted Statements of Income (a)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2005	June 30, 2004
	Combined	Combined
	Adjusted	Adjusted
	BioScrip (b)	BioScrip

Revenue	$286,617	$311,784

Cost of revenue	256,104	278,143

Gross profit	30,513	33,641
% of Revenue	10.6%	10.8%

Operating expenses
Selling, general and administrative expenses	27,587	26,184
Amortization of intangibles	1,956	768
Special charges	—	—

Total operating expenses	29,543	26,952
% of Revenue	10.3%	8.6%

Income from operations	970	6,689
% of Revenue	0.3%	2.1%

Interest income (expense), net	12	(169)
Other income	—	—

Income before income taxes	982	6,520
Income tax expense	(363)	(2,543)

Net income	$619	$3,977

% of Revenue	0.2%	1.3%

Diluted net income per share	$0.02	$0.11

Diluted weighted-average shares	37,260	37,284

Supplemental presentation of financial measures:
Income from operations	$970	$6,689
EBITDA addbacks:
Amortization	1,956	768
Depreciation	897	1,068

EBITDA (Earnings before interest, taxes, depreciation and amort.)	$3,823	$8,525

(a)	These consolidated adjusted statements of income reflect operations as if the merger had been completed at the beginning of each quarter presented and excludes special charges.

(b)	Excludes $6,633 of special charges for the June 2005 quarter.

August 4, 2005

Schedule 5
BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Three Months Ended June 30, 2005
(in thousands, except per share data)
(unaudited)

	As	Special	BioScrip
	Reported	Charges	As Adjusted

Revenue	$286,617		$286,617

Cost of revenue	256,104		256,104

Gross profit	30,513		30,513
% of Revenue	10.6%		10.6%

Operating expenses
Selling, general and admin. expenses	27,587		27,587
Amortization of intangibles	1,956		1,956
Special charges	6,633	(6,633)	—

Total operating expenses	36,176	(6,633)	29,543
% of Revenue	12.6%		10.3%

(Loss) income from operations	(5,663)	6,633	970
% of Revenue	-2.0%		0.3%

Interest income (expense), net	12	—	12
Other income	—	—	—

(Loss) income before income taxes	(5,651)	6,633	982
Income tax benefit (expense)	2,111	(2,474)	(363)

Net (loss) income	$(3,540)	$4,159	$619

Diluted net (loss) income per share	$(0.10)		$0.02

Diluted weighted-average shares	36,829		37,260

Supplemental presentation of financial measures:
(Loss) Income from operations	$(5,663)	$6,633	$970
EBITDA addbacks:
Amortization	1,956	—	1,956
Depreciation	897	—	897

EBITDA	$(2,810)	$6,633	$3,823

August 4, 2005

Schedule 6
BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Three Months Ended June 30, 2004
(unaudited)

	MIM Corp.	Chronimed	Special	BioScrip
	As Reported	As Reported	Charges	As Adjusted

Revenue	$154,125	$157,659	$—	$311,784

Cost of revenue	137,275	140,868	—	278,143

Gross profit	16,850	16,791	—	33,641
% of Revenue	10.9%	10.7%		10.8%

Operating expenses
Selling, general and admin. expenses	12,607	13,577	—	26,184
Amortization of intangibles	768	—	—	768
Special charges	—	—	—	—

Total operating expenses	13,375	13,577	—	26,952
% of Revenue	8.7%	8.6%		8.6%

Income from operations	3,475	3,214	—	6,689
% of Revenue	2.3%	2.0%		2.1%

Interest income (expense), net	(231)	62	—	(169)
Other income	—	—	—	—

Income before income taxes	3,244	3,276	—	6,520
Income tax expense	(1,298)	(1,245)	—	(2,543)

Net income	$1,946	$2,031	$—	$3,977

Diluted net income per share	$0.09			$0.11

Diluted weighted-average shares	22,780			37,284

Supplemental presentation of financial measures:
Income from operations	$3,475	$3,214	$—	$6,689
EBITDA addbacks:
Amortization	768	—	—	768
Depreciation	490	578	—	1,068

EBITDA	$4,733	$3,792	$—	$8,525

August 4, 2005

Schedule 7
BIOSCRIP, INC.
Consolidated Adjusted Statements of Income (a)
(in thousands, except per share data)
(unaudited)

	Six Months Ended
	June 30, 2005	June 30, 2004
	Combined	Combined
	Adjusted	Adjusted
	BioScrip (b)	BioScrip

Revenue	$589,094	$602,179

Cost of revenue	525,210	536,208

Gross profit	63,884	65,971
% of Revenue	10.8%	11.0%

Operating expenses
Selling, general and administrative expenses	55,210	51,745
Amortization of intangibles	2,847	1,408
Special charges	—	—

Total operating expenses	58,057	53,153
% of Revenue	9.9%	8.8%

Income from operations	5,827	12,818
% of Revenue	1.0%	2.1%

Interest income (expense), net	(57)	(295)
Other income	—	75

Income before income taxes	5,770	12,598
Income tax expense	(2,307)	(4,925)

Net income	$3,463	$7,673

% of Revenue	0.6%	1.3%

Diluted net income per share	$0.09	$0.21

Diluted weighted-average shares	37,022	37,284

Supplemental presentation of financial measures:
Income from operations	$5,827	$12,818
EBITDA addbacks:
Amortization	2,847	1,408
Depreciation	2,020	2,175

EBITDA (Earnings before interest, taxes, depreciation and amort.)	$10,694	$16,401

(a)	These consolidated adjusted statements of income reflect operations as if the merger had been completed at the beginning of each quarter presented and exclude special charges.

(b)	Excludes $9,057 of special charges for the full six month period ended June 30, 2005.

August 4, 2005

Schedule 8
BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Six Months Ended June 30, 2005
(in thousands, except per share data)
(unaudited)

	As	Chronimed	Special	BioScrip
	Reported	Pre-Merger	Charges	As Adjusted

Revenue	$475,015	$114,079		$589,094

Cost of revenue	424,055	101,155		525,210

Gross profit	50,960	12,924		63,884
% of Revenue	10.7%	11.3%		10.8%

Operating expenses
Selling, general and admin. expenses	43,872	11,338		55,210
Amortization of intangibles	2,847	—		2,847
Special charges	7,020	2,037	(9,057)	—

Total operating expenses	53,739	13,375	(9,057)	58,057
% of Revenue	11.3%	11.7%		9.9%

(Loss) income from operations	(2,779)	(451)	9,057	5,827
% of Revenue	-0.6%	-0.4%		1.0%

Interest income (expense), net	(141)	84	—	(57)
Other income	—	—	—	—

(Loss) income before income taxes	(2,920)	(367)	9,057	5,770
Income tax benefit (expense)	1,047	143	(3,497)	(2,307)

Net (loss) income	$(1,873)	$(224)	$5,560	$3,463

Diluted net (loss) income per share	$(0.06)			$0.09

Diluted weighted-average shares	31,238			37,022

Supplemental presentation of financial measures:
(Loss) Income from operations	$(2,779)	$(451)	$9,057	$5,827
EBITDA addbacks:
Amortization	2,847	—	—	2,847
Depreciation	1,538	482	—	2,020

EBITDA	$1,606	$31	$9,057	$10,694

August 4, 2005

Schedule 9

BIOSCRIP, INC.
Statement of Operations Reconciliation between GAAP and Non-GAAP Measures
For the Six Months Ended June 30, 2004
(unaudited)

	MIM Corp.	Chronimed	Special	BioScrip
	As Reported	As Reported	Charges	As Adjusted

Revenue	$302,178	$300,001	$—	$602,179

Cost of revenue	268,364	267,844	—	536,208

Gross profit	33,814	32,157	—	65,971
% of Revenue	11.2%	10.7%		11.0%

Operating expenses
Selling, general and admin. expenses	25,102	26,643	—	51,745
Amortization of intangibles	1,408	—	—	1,408
Special charges	—	—	—	—

Total operating expenses	26,510	26,643	—	53,153
% of Revenue	8.8%	8.9%		8.8%

Income from operations	7,304	5,514	—	12,818
% of Revenue	2.4%	1.8%		2.1%

Interest income (expense), net	(427)	132	—	(295)
Other income	—	75	—	75

Income before income taxes	6,877	5,721	—	12,598
Income tax expense	(2,751)	(2,174)	—	(4,925)

Net income	$4,126	$3,547	$—	$7,673

Diluted net income per share	$0.18			$0.21

Diluted weighted-average shares	22,724			37,284

Supplemental presentation of financial measures:
Income from operations	$7,304	$5,514	$—	$12,818
EBITDA addbacks:
Amortization	1,408	—	—	1,408
Depreciation	1,045	1,130	—	2,175

EBITDA	$9,757	$6,644	$—	$16,401